EXHIBIT 4.1












                     FIRST MID-ILLINOIS BANCSHARES, INC.

                                     AND

                     COMPUTERSHARE TRUST COMPANY, N.A.,

                               AS RIGHTS AGENT



                              RIGHTS AGREEMENT


                       DATED AS OF SEPTEMBER 22, 2009

                              TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----



   Section 1.     CERTAIN DEFINITIONS.................................  1

   Section 2.     APPOINTMENT OF RIGHTS AGENT.........................  6

   Section 3.     ISSUANCE OF RIGHTS CERTIFICATES.....................  6

   Section 4.     FORM OF RIGHTS CERTIFICATES.........................  8

   Section 5.     COUNTERSIGNATURE AND REGISTRATION...................  9

   Section 6.     TRANSFER, SPLIT-UP, COMBINATION AND EXCHANGE
                  OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED,
                  LOST OR STOLEN RIGHTS CERTIFICATES..................  9

   Section 7.     EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION
                  DATE OF RIGHTS...................................... 10

   Section 8.     CANCELLATION AND DESTRUCTION OF RIGHTS
                  CERTIFICATES........................................ 12

   Section 9.     RESERVATION AND AVAILABILITY OF CAPITAL STOCK....... 12

   Section 10.    COMMON STOCK RECORD DATE............................ 14

   Section 11.    ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND
                  OF SHARES OR NUMBER OF RIGHTS....................... 14

   Section 12.    CERTIFICATE OF ADJUSTED PURCHASE PRICE OR
                  NUMBER OF SHARES.................................... 21

   Section 13.    CONSOLIDATION, MERGER OR SALE OR TRANSFER OF
                  ASSETS OR EARNING POWER............................. 21

   Section 14.    FRACTIONAL RIGHTS AND FRACTIONAL SHARES............. 23

   Section 15.    RIGHTS OF ACTION.................................... 25

   Section 16.    AGREEMENT OF RIGHTS HOLDERS......................... 25

   Section 17.    RIGHTS CERTIFICATE HOLDER NOT DEEMED A
                  STOCKHOLDER......................................... 26

   Section 18.    CONCERNING THE RIGHTS AGENT......................... 26

   Section 19.    MERGER OR CONSOLIDATION OR CHANGE OF NAME OF
                  RIGHTS AGENT........................................ 26

   Section 20.    DUTIES OF RIGHTS AGENT.............................. 27

   Section 21.    CHANGE OF RIGHTS AGENT.............................. 29

   Section 22.    ISSUANCE OF NEW RIGHTS CERTIFICATES................. 30

   Section 23.    REDEMPTION AND TERMINATION.......................... 30

   Section 24.    EXCHANGE............................................ 32


                                     -i-


                              TABLE OF CONTENTS
                                 (continued)

                                                                     PAGE
                                                                     ----


   Section 25.    NOTICE OF CERTAIN EVENTS............................ 33

   Section 26.    NOTICES............................................. 33

   Section 27.    SUPPLEMENTS AND AMENDMENTS.......................... 34

   Section 28.    SUCCESSORS.......................................... 35

   Section 29.    DETERMINATIONS AND ACTIONS BY THE BOARD OF
                  DIRECTORS, ETC...................................... 35

   Section 30.    BENEFITS OF THIS AGREEMENT.......................... 35

   Section 31.    SEVERABILITY........................................ 35

   Section 32.    GOVERNING LAW....................................... 36

   Section 33.    COUNTERPARTS........................................ 36

   Section 34.    DESCRIPTIVE HEADINGS................................ 36

   Section 35.    FORCE MAJEURE....................................... 36

                                  EXHIBITS
                                  --------

   Exhibit A - Form of Rights Certificates
   Exhibit B - Form of Summary of Rights

















                                    -ii-


                              RIGHTS AGREEMENT

   RIGHTS AGREEMENT, dated as of September 22, 2009 (the "Agreement"), between First Mid-Illinois Bancshares, Inc., a Delaware corporation (the "Company"), and Computershare Trust Company, N.A., a national banking association (the "Rights Agent").

                             W I T N E S S E T H

        WHEREAS, on September 22, 2009 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company (the "Board") authorized and declared a dividend distribution of one Right (as hereinafter defined) for each share of common stock, par value $4.00 per share (the "Common Stock"), of the Company outstanding at the close of business on October 16, 2009 (the "Record Date"), and authorized the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of Section 11(i) or Section 11(p) hereof) for each share of Common Stock issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date (as hereinafter defined), each Right initially representing the right to purchase one share of Common Stock, upon the terms and subject to the conditions hereinafter set forth (the "Rights").

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

        Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

             (a) "Acquiring Person" shall mean (x) any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company; (ii) any Subsidiary of the Company; (iii) any employee benefit plan of the Company, or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; (iv) any Person who becomes the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding (or, in the case of a Person described in subclauses (A) through (H) of the following clause (vi), 40.1% or more of the shares of Common Stock then outstanding) as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company other than during the Special Period (as defined in Section 23(c) hereof) or at a time when the rights are not redeemable, unless and until such Person, after becoming aware that such Person has become the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock (or, in the case of a Person described in subclauses (A) through (H) of the following clause (vi), 40.1% or more of the then outstanding shares of Common Stock), acquires beneficial ownership of additional shares of Common Stock constituting one percent (1%) or more of the shares of Common Stock then outstanding; (v) any such Person who has reported or is required to report such ownership (but less than 20%) on Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in effect on the date of this Agreement (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such schedule (other than the disposition of the Common Stock) and, within ten Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired shares of Common Stock in excess of 14.9% inadvertently or without knowledge of the terms of the Rights and who or which, together with all Affiliates and Associates, thereafter does not acquire additional shares of Common Stock while the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; provided, however, that if the Person requested to so certify fails to do so within ten Business Days, then such Person shall become an Acquiring Person immediately after such ten-Business-Day period; or (vi) any of the Persons described in the following subclauses (A) through (H) (or any group comprised solely of such Persons) who or which would be an Acquiring Person but for this proviso if but only if all securities of the Company beneficially owned by all such Persons in the aggregate shall constitute less than 40.1% of the then outstanding shares of Common Stock: (A) Margaret Lumpkin Keon, any descendant of Margaret Lumpkin Keon (including descendants by adoption and their descendants), or any spouse, former spouse or surviving spouse of Margaret Lumpkin Keon or any such descendants; (B) Mary Lumpkin Sparks, any descendant of Mary Lumpkin Sparks (including descendants by adoption and their descendants), or any spouse, former spouse or surviving spouse of Mary Lumpkin Sparks or any such descendants; (C) Richard Anthony Lumpkin, any descendant of Richard Anthony Lumpkin (including descendants by adoption and their descendants), or any spouse, former spouse or surviving spouse of Richard Anthony Lumpkin or any such descendants (such Persons together with the Persons described in clauses (A) and (B) being collectively referred to as the "Family Members"); (D) any trust which is in existence on the date of this Agreement and which has been established by one or more Family Members, or one or more of their respective ancestors, and any estate of a Family Member who died on or before the date of this Agreement (collectively defined as the "Family Entities"); (E) any estate of a Family Member who dies after the date hereof, or any trust established after the date hereof by one or more Family Members or Family Entities, provided that one or more Family Members, Family Entities or charitable organizations which qualify as exempt organizations under Section 501(c) of the Internal Revenue Code of 1986, as amended ("Charitable Organizations"), collectively, are the beneficiaries of at least 50% of the actuarially-determined beneficial interests in such estate or trust; (F) any Charitable Organization which is established by one or more Family Members, or one or more of any of their respective ancestors, or Family Entities (a "Family Charitable Organization"); (G) any corporation or limited liability company of which a majority of the voting power is held, directly or indirectly, by or for the benefit of one or more Family Members, Family Entities, estates or trusts described in clause (E) above, or Family Charitable Organizations; and (H) any partnership or other entity or arrangement of which a majority of the voting interest is held, directly or indirectly, by or for the benefit of one or more Family Members, Family Entities, estates or trusts described in clause
   (D) or (E) above or Family Charitable Organizations; or (y) any Person who or which has entered into any agreement or arrangement with the Company or any Subsidiary of the Company providing for an Acquisition Transaction (as defined in Section 1(b) hereof).

             (b) "Acquisition Transaction" shall mean (x) a merger, consolidation or similar transaction involving the Company or any of its Subsidiaries as a result of which stockholders of the Company will own less than 60% of the outstanding shares of Common Stock of the Company or a publicly traded entity which controls the Company or, if appropriate, the entity into which the Company may be merged, consolidated or otherwise combined (based solely on the shares of Common Stock received or retained by such stockholders, in their capacity as stockholders of the Company, pursuant to such transaction), (y) a purchase or other acquisition of all or a substantial portion of the assets of the Company and its Subsidiaries, or (z) a purchase or other acquisition of securities representing 15% or more of the shares of Common Stock then outstanding.

             (c) "Act" shall mean the Securities Act of 1933, as amended.

             (d) "Affected Transaction" shall have the meaning set forth in Section 23(c)(i)(B)(x) hereof.

             (e) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

             (f) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities: (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, owns or has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event (as hereinafter defined), or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date (as hereinafter defined) or pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) or Section 11(p) hereof in connection with an adjustment made with respect to any Original Rights; (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding (whether or not in writing) to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the

   General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (f)) or disposing of any voting securities of the Company; provided, however, that nothing in this paragraph (f) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to

   "beneficially own," any securities acquired or which such Person has the right to acquire through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

             (g) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

             (h) "Close of business" on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.

             (i) "Common Stock" shall mean the common stock, par value $4.00 per share, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

             (j) "Common Stock Equivalents" shall have the meaning set forth in Section 11(a) (iii) hereof.

             (k) "Current Market Price" shall have the meaning set forth in Section 11(d) hereof.

             (l)  "Current Value" shall have the meaning set forth in
   Section 11(a)(iii) hereof.

             (m)  "Distribution Date" shall have the meaning set forth in
   Section 3(a) hereof.

             (n) "Equivalent Common Stock" shall have the meaning set forth in Section 11(b) hereof.

             (o)  "Exchange Act" shall have the meaning set forth in
   Section 1(a) hereof.

             (p)  "Exchange Ratio" shall have the meaning set forth in
   Section 24(a) hereof.

             (q)  "Expiration Date" shall have the meaning set forth in
   Section 7(a) hereof.

             (r) "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

             (s) "Interest" shall have the meaning set forth in Section 23(c)(i)(B)(x) hereof.

             (t) "Person" shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, syndicate or other entity and includes, without limitation, an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act.

             (u)  "Principal Party" shall have the meaning set forth in
   Section 13(b) hereof.

             (v)  "Purchase Price" shall have the meaning set forth in
   Section 4(a) hereof.

             (w) "Record Date" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

             (x) "Rights" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

             (y) "Rights Agent" shall have the meaning set forth in the parties clause at the beginning of this Agreement.

             (z) "Rights Certificate" shall have the meaning set forth in Section 3(a) hereof.

             (aa) "Rights Dividend Declaration Date" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

             (bb) "Section 11 (a)(ii) Event" shall mean any event described in Section 11(a)(ii) hereof.

             (cc) "Section 13 Event" shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.

             (dd) "Special Period" shall have the meaning set forth in
   Section 23(c) hereof.

             (ee) "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

             (ff) "Stock Acquisition Date" shall mean the earlier of (i) the first date of public announcement by the Company that an Acquiring Person has become such pursuant to clause (x) of the definition of Acquiring Person, and (ii) the date that an Acquiring Person has become such pursuant to clause (y) of the definition of Acquiring Person.

             (gg) "Subsidiary" shall mean, with reference to any Person, any corporation or other entity of which an amount of voting securities (or other ownership interests having ordinary voting power) sufficient to elect at least a majority of the directors (or other persons performing similar functions) of such corporation or other entity is directly or indirectly beneficially owned or otherwise controlled by such Person.

             (hh) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

             (ii) "Trading Day" shall have the meaning set forth in
   Section 11(d) hereof.

             (jj) "Transaction" shall have the meaning set forth in
   Section 23(c)(i)(B)(x) hereof.

             (kk) "Triggering Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

             (ll) "Value Enhancement Procedures" shall mean (i) the selection by the Board of an independent financial advisor (the "Independent Advisor") from among financial advisors which have established expertise in advising on mergers, acquisitions and related matters and have no Interest relating to an Affected Transaction, and have not during the preceding year provided services to, been engaged by or been a financing source for any other party to an Affected Transaction or any Affiliate of any such party or of any director (other than the Company and its Subsidiaries); (ii) whether or not there is a then-pending Affected Transaction, the receipt by the Board from its Independent Advisor of (A) such advisor's view (expressed in such form and subject to such qualifications and limitations as the Independent Advisor deems appropriate) regarding whether redemption of the Rights will serve the best interests of the Company and its stockholders or (B) such advisor's statement that it is unable to express such a view, setting forth the reasons therefor; and (iii) if there is a then-pending Affected Transaction, (A) the establishment and implementation by the Board, with the advice of its Independent Advisor, of a process and procedures which the Board and such advisor conclude would be most likely to result in the best value reasonably available to stockholders (regardless of whether such Affected Transaction involves a "sale of control" or "break-up" of the Company for Delaware law purposes), (B) the Board (x) receiving the opinion of its Independent Advisor, in customary form and content for transactions of the type involved, that the Affected Transaction is fair to the Company's stockholders from a financial point of view and determining, and the Independent Advisor confirming, that it has no reason to believe that a superior transaction is reasonably available for the benefit of the Company's stockholders, and (C) the execution of a definitive transaction agreement and other definitive documentation necessary to effect the Affected Transaction.

        Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable, upon ten (10) days prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

        Section 3.  ISSUANCE OF RIGHTS CERTIFICATES.

             (a) Until the earlier of (i) the close of business on the twentieth day after the Stock Acquisition Date (or, if the twentieth day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the twentieth day (or such specified or unspecified later date as the Board shall determine, provided, however, that no deferral of a Distribution Date by the Board pursuant to this clause (ii) may be made at any time during the Special Period) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraphs (b) and (c) of this Section 3) by the certificates for the Common Stock registered in the names of the holders thereof (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send at the expense of the Company and by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more right certificates, substantially in the form of EXHIBIT A hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(i) or Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall not be required to issue Rights Certificates evidencing fractional rights, but may, in lieu thereof, make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

             (b) As soon as practicable after the Record Date, the Company will send a copy of a Summary of Rights, substantially in the form attached as EXHIBIT B (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Stock as of the close of business on the Record Date, at the address of such holder then shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, as set forth in paragraph (a) above, until the earlier of the Distribution Date or the Expiration Date, the Rights will be evidenced by such certificates for the Common Stock with or without a copy of the Summary of Rights attached, and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

             (c) Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or from the

   Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, and to the extent provided in Section 22 hereof, in respect of shares of Common Stock issued after the Distribution Date and prior to the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall, as promptly as practicable following the Record Date, bear the following legend:

   THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN FIRST

   MID-ILLINOIS BANCSHARES, INC. (THE "COMPANY") AND THE RIGHTS AGENT THEREUNDER, DATED AS OF SEPTEMBER 22, 2009, AS THE SAME MAY BE AMENDED, RESTATED, RENEWED OR EXTENDED FROM TIME TO TIME (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR BENEFICIALLY OWNED BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID. With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

        Section 4.  FORM OF RIGHTS CERTIFICATES.

             (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form attached hereto as EXHIBIT A and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of
   Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of Common Stock as shall be set forth therein at the price set forth therein (such exercise price per share, as adjusted from time to time hereunder, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

             (b)  Any Rights Certificate issued pursuant to Section 3(a),
   Section 11(i) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the

   Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such

   Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board, in its sole discretion, has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of the provisions of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:
   THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF THE RIGHTS AGREEMENT.

        Section 5.  COUNTERSIGNATURE AND REGISTRATION.

             (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by an authorized signatory of the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by an authorized signatory of the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by an authorized signatory of the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

             (b) Following the Distribution Date, the Rights Agent will keep, or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

        Section 6. TRANSFER, SPLIT-UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

             (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that may have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of shares of Common Stock (or, following the occurrence of a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged, with the forms of assignment and certificate contained therein duly executed, at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 hereof and Section 24 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment from the holder of a Rights Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

             (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

        Section 7.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE
   OF RIGHTS.

             (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9 (c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate contained therein duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of shares of Common Stock (or, following the occurrence of a Triggering Event, other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) 5:00 P.M., Mattoon, Illinois time, on September 22, 2019 (such date, the "Final Expiration Date"), or (ii) the time at which all of the Rights are redeemed or exchanged as provided in
   Section 23 or Section 24 hereof, respectively (the earliest of (i) and (ii) being herein referred to as the "Expiration Date").

             (b) The Purchase Price for each share of Common Stock pursuant to the exercise of a Right shall initially be $75.00, and shall be subject to adjustment from time to time as provided in
   Section 11 and Section 13(a) hereof and shall be payable in accordance with paragraph (c) below.

             (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) per share of Common Stock (or other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Common Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Common Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Common Stock as are to be purchased (in which case certificates for the shares of Common Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Common Stock would be issued.

             (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

             (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) a transferee of an

   Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

             (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of a Rights Certificate upon the occurrence of any purported assignment or exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of assignment or election to purchase set forth on the reverse side of the Rights Certificate surrendered for such assignment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

        Section 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company.

        Section 9.  RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

             (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock (or, following the occurrence of a Triggering

   Event, out of its authorized and issued shares held in its treasury), the number of shares of Common Stock that, as provided in this Agreement including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

             (b) So long as the shares of Common Stock (or, following the occurrence of a Triggering Event, other securities, as the case may be) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use all reasonable efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

             (c)  The Company shall use its reasonable best efforts to
   (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11 (a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement on an appropriate form under the Act, with respect to the Common Stock or other securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required in other circumstances following the Distribution Date, the Company similarly may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, or the exercise thereof shall not be permitted under applicable law, or a registration statement shall not have been declared effective.

             (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock (or, following the occurrence of a Triggering Event, other securities, as the case may be) delivered upon exercise of Rights shall at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

             (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of shares of Common Stock (or other securities, as the case may

   be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of shares of Common Stock (or other securities, as the case may be) in a name other than that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of shares of Common Stock (or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

        Section 10. COMMON STOCK RECORD DATE. Each person in whose name any certificate for a number of shares of Common Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Common Stock (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock (or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock (or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

        Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares, or fractions thereof, purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide or split the outstanding Common Stock, (C) combine or consolidate the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this
             Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation or reclassification, and the number and kind of shares of Common Stock (or other capital stock, as the case may be,) issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Common Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date (whether or not such Right was then exercisable) and at a time when the transfer books for the Common Stock (or other capital stock, as the case may be) of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification. If an event occurs which would require an adjustment under both this Section

             11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

                  (ii) In the event any Person shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in
             Section 13(a) hereof, then, promptly following the occurrence of such event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (whether or not such Right was then issued or exercisable), and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the "Adjustment Shares").

                  (iii) In the event that the number of shares of Common Stock which are authorized by the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificated of Incorporation"), but which are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company, acting by resolution of the Board, shall (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value"), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of such Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares or units of shares of preferred stock or other securities which the Board has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares being referred to as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and
             (y) the date on which the Company's right of redemption pursuant to Section 23(a) hereof expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase

             Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term "Spread" shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the "Substitution Period"). To the extent that action is to be taken pursuant to the first and/or third sentences of this Section 11(a)(iii), the Company (1) shall provide, subject to
             Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this
             Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price (as defined in Section 11(d) hereof) per share of the Common Stock on the Section 11(a)(ii) Trigger Date, and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date. Notwithstanding the foregoing provisions of this subparagraph (iii), in the event that, pursuant to this subparagraph (iii), upon the exercise of the Rights the Company shall be required to deliver value in any form other than shares of Common Stock, such value shall be delivered only to the extent and at the time that, if required, the approval by appropriate financial regulatory authorities with supervisory jurisdiction over the Company or its financial institution Subsidiaries of such delivery of such value shall have been obtained.

             (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Common Stock (or shares having the same rights, privileges and preferences as the shares of Common Stock ("Equivalent Common Stock")) or securities convertible into Common Stock or Equivalent Common Stock at a price per share of Common Stock or per share of Equivalent Common Stock (or having a conversion price per share, if a security convertible into Common Stock or Equivalent Common Stock) less than the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate subscription or offering price of the total number of shares of Common Stock and/or Equivalent Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock and/or Equivalent Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

             (c) In case the Company shall fix a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Common Stock, and the denominator of which shall be such Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

             (d) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for those days during the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date on which a trade occurred, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for those days during the ten (10) consecutive Trading Days immediately following such date on which a trade occurred; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination, consolidation, reverse stock split or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation, reverse stock split or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system or as quoted by the Nasdaq National Market with respect to securities listed or admitted to trading on another national securities exchange or quoted by the Nasdaq National Market, respectively, or if the shares of Common Stock are not listed or admitted to trading on any national securities exchange or quoted by the Nasdaq National Market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other quotation system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date the Common Stock is not publicly held and is not so listed, admitted to trading or quoted, and no market maker is making a market in the Common Stock, Current Market Price shall mean the fair value of such shares on such date as determined in good faith by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

             (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease in the Purchase Price of at least one percent (1%); provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this
   Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

             (f)  If as a result of an adjustment made pursuant to
   Section 11(a) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof (or the number of Rights) shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.

             (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

             (h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest ten-thousandth) obtained by (i) multiplying
   (x) the number of shares covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

             (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth of a Right) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights
   Certificates on the record date specified in the public announcement.

             (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of one one-hundredths of a share which were expressed in the initial Rights Certificates issued hereunder.

             (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of shares of Common Stock issuable upon exercise of the Rights, the Company shall use all reasonable efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue, fully paid and nonassessable, such number of shares of Common Stock at such adjusted Purchase Price.

             (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

             (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Stock,
   (ii) issuance wholly for cash of any shares of Common Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such stockholders.

             (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

             (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or
   Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

             (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date (or issued or delivered on or after the Distribution Date pursuant to Section 22), shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

        Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 and
   Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Common Stock, a copy of such certificate, and (c) if a Distribution Date has occurred, mail or cause the Rights Agent to mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26 hereof. Failure to promptly prepare or file such certificate, or to mail a brief summary thereof, shall not affect the legality or validity of any adjustment made pursuant to Section 11 or Section 13 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be obligated or responsible for calculating any adjustments nor shall it be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

        Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

             (a) In the event that, on or after the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section

   11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company's most recent regularly prepared financial statements) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall, from and after the later of (A) the date of the first occurrence of any such Section 13 Event or (B) the date of the expiration of the period within which the Rights may be redeemed pursuant to Section 23 hereof (as the same may be amended), have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such shares for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

             (b)  "Principal Party" shall mean:

                  (i)  in the case of any transaction described in clause
             (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted, changed or exchanged in such merger or consolidation, or if no securities are so issued, the Person that is the other party to such merger or consolidation, or if the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company, if it survives); and

                  (ii) in the case of any transaction described in clause
             (z) of the first sentence of Section 13 (a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

   provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and
   (2) if the Common Stock of such Person is not and has not been so registered and such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

             (c) The Company shall not consummate any such Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that the requirements of Section 13(a) and Section 13(b) hereof shall promptly be performed in accordance with their terms and further providing that, as soon as practicable after the date of any such Section 13 Event, the Principal Party will

                  (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the
             Act) until the Expiration Date; and

                  (ii) take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

                  (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.


   The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

        Section 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

             (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(i) and Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of any such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this
   Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system or the Nasdaq National Market with respect to securities listed on another national securities exchange or quoted by the Nasdaq National Market, respectively, or if the Rights are not listed or admitted to trading on any national securities exchange or quoted by the Nasdaq National Market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other quotation system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

             (b) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one whole share of Common Stock. For purposes of this Section 14(b), the current market value of one share of Common Stock shall be the closing price of the Common Stock on the most recent Trading Day during which a trade occurred prior to the date of the exercise or, if unavailable, the appropriate alternative price ( in each case, as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

             (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this
   Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock, or if unavailable, the appropriate alternative price (in each case, as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise. The holder of a Right by the acceptance of that Right expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

        Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

        Section 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

             (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of shares of Common Stock;

             (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates contained therein duly executed;

             (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of
   Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

             (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

        Section 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Common Stock or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

        Section 18.  CONCERNING THE RIGHTS AGENT.

             (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, reimbursement for its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The costs and expenses of enforcing this right of indemnification shall also be paid by the Company. The indemnification provided for hereunder shall survive the expiration of the Rights and termination of this Agreement. The Rights Agent may conclusively rely upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, or any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

             (b) Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

        Section 19.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS
   AGENT.

             (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust, stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, but only if such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. If at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

             (b) If at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

        Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

             (a) Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

             (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Vice Chairman, the President, any Vice President, the Treasurer and Assistant Treasurer, the Secretary or any

   Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

             (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

             (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates, nor shall it be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

             (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of
   Section 11, Section 13 or Section 24 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

             (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

             (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Vice Chairman, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application subject to the proposed action or omission and/or specifying the action to be taken or omitted.

             (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity. The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

             (i) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (other than internal costs incurred by the Rights Agent in providing services to the Company in the ordinary course of its business as Rights Agent) or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

             (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

             (k) The Rights Agent shall not be required to take notice or be deemed to have any notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

        Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and, in the event that the Rights Agent or any of its affiliates is not the transfer agent of the Common Stock, to each transfer agent of the Common Stock, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail at the expense of the Company. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned, and will be discharged from its duties under this Agreement, thirty (30) days following such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by a federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and shall execute and deliver any further assurance, conveyance, act or deed necessary for that purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

        Section 22.  ISSUANCE OF NEW RIGHTS CERTIFICATES.
   Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

        Section 23.  REDEMPTION AND TERMINATION.

             (a) The Board may, at its option, at any time prior to the earlier of (i) the close of business on the twentieth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the twentieth day following the Record Date), or (ii) the Final Expiration Date, direct the Company to, and if directed, the Company shall, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price, as defined in Section 11(d) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.

             (b) Immediately upon the action of the Board directing the Company to make the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board directing the Company to make the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to each such holder at such holder's last address as it appears upon the registry books of the Rights Agent, or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

             (c) Notwithstanding the provisions of Section 23(a) hereof, if there is an election of directors (whether at one or more stockholder meetings and/or pursuant to written stockholder consent) resulting in a majority of the Board being comprised of persons who were not nominated by the Board in office immediately prior to such election, and if prior to such election there was a public announcement by a third party of an intent or proposal to engage (without the current and continuing concurrence of the Board) in a transaction involving an acquisition of or business combination with the Company or otherwise to become an Acquiring Person and such announcement or proposal had not been withdrawn or effectively abandoned, then following the effectiveness of such election for a period of 180 days (the "Special Period") the Rights, if otherwise then redeemable absent the provisions of this paragraph (c), shall be redeemable upon either of the following conditions being satisfied, but not otherwise: (i) by a vote of a majority of the directors then in office, provided that (A) before such vote, the Board shall have implemented the Value Enhancement Procedures and (B) promptly after such vote, the Company publicly announces such vote and (w) the manner in which the Value Enhancement Procedures were implemented, (x) any material financial, business, personal or other benefit or relationship (an "Interest") which each director and each Affiliate of such director (identifying each director and Affiliate separately in relation to each such Interest) has in connection with any suggested, proposed or pending transaction with or involving the Company (a "Transaction"), or with any other party or Affiliate of any other party to a Transaction, where such Transaction would or might, or is intended to, be permitted or facilitated by redemption of the Rights (an "Affected Transaction"), other than treatment as a stockholder on a pro rata basis with other stockholders or pursuant to compensation arrangements as a director or employee of the Company or a Subsidiary which have been previously disclosed by the Company, (y) the individual vote of each director on the motion to redeem the Rights, and (z) the statement of any director who voted for or against the motion to redeem the Rights and desires to have a statement included in such announcement; or (ii) if clause (i) is not applicable, by vote of a majority of the directors then in office, provided that (A) if there is a challenge to the directors' action approving redemption and/or any related Affected Transaction as a breach of the fiduciary duty of care or loyalty, the directors, solely for the purposes of determining the effectiveness of such redemption pursuant to this clause (ii), are able to establish the entire fairness of such redemption and, if applicable, such related Affected Transaction, and (B) the Company shall have publicly announced the vote of the Board approving such redemption and, if applicable, such related Affected Transaction, which announcement shall set forth the information prescribed by clauses (i)(B)(x), (y) and (z) above.

             (d) Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this
   Section 23 and other than in connection with the purchase or repurchase by any of them of Common Stock prior to the Distribution Date.

        Section 24.  EXCHANGE.

             (a) The Board may, at its option, at any time after the first occurrence of a Section 11(a)(ii) Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"); provided, however, that no such exchange of the Rights may be authorized by the Board during the Special Period or at any time when the Rights are not redeemable. Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

             (b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

             (c) In the event that the number of shares of Common Stock which are authorized by the Company's Restated Certificate of Incorporation but which are not outstanding or reserved for issuance for purposes other then upon exercise of the Rights is not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 24, the Board shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

        Section 25.  NOTICE OF CERTAIN EVENTS.

             (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or split of outstanding shares of Common Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of 50% or more of the assets or earning power of the Company and/or its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock whichever shall be the earlier.

             (b) In case any Section 11(a)(ii) Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Common Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

        Section 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent by the Company) as follows:

             First Mid-Illinois Bancshares, Inc.
             1515 Charleston Avenue
             P.O. Box 499 Mattoon, Illinois 61938
             Attention:  Corporate Secretary

        Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or registered or certified mail and shall be deemed given upon receipt, addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

             Computershare Trust Company, N.A.
             2 North LaSalle Street
             Chicago, Illinois  60602
             Attention:  Client Services

        Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of any certificate representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

        Section 27.  SUPPLEMENTS AND AMENDMENTS.

             (a) Prior to the Distribution Date, and subject to the provisions of Section 27(b) hereof, the Company and the Rights Agent shall, if the Company so directs and at the expense of the Company, supplement or amend any provision of this Agreement (including, without limitation, any extension of the period in which the Rights may be redeemed, any increase in the Purchase Price and any extension of the Final Expiration Date) without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date, and subject to the provisions of Section 27(b) hereof, the Company and the Rights Agent shall, if the Company so directs and at the expense of the Company, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

             (b) Notwithstanding anything herein to the contrary, no supplement or amendment shall be made to this Agreement (i) during the Special Period or at a time when the Rights are not redeemable, except as contemplated by clause (i) or (ii) of Section 27(a) hereof or (ii) that changes the rights and duties of the Rights Agent under this Agreement without the execution of such supplement or amendment by the Rights Agent.

        Section 28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        Section 29. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS, ETC. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board or any of the directors on the Board to any liability to the holders of the Rights.

        Section 30. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

        Section 31. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable,

   the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the fifteenth day following the date of such determination by the Board. Without limiting the foregoing, if any provision of this Agreement requiring that a determination be made by, or with the concurrence of, less than the entire Board is held by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company's Restated Certificate of Incorporation and By-laws.

        Section 32. GOVERNING LAW. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

        Section 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

        Section 34. DESCRIPTIVE HEADINGS. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        Section 35. FORCE MAJEURE. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.


                          [SIGNATURE PAGE FOLLOWS.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the day and year first above written.


   FIRST MID-ILLINOIS BANCSHARES, INC.


                                     ATTEST



    By:  /s/ William S. Rowland      By: /s/ Peggy S. Towle
         -------------------------       --------------------------
    Name: William S. Rowland         Name: Peggy S. Towle
    Title: President and Chief       Title: Corporate Secretary
           Executive Officer


   COMPUTERSHARE TRUST COMPANY, N.A., AS RIGHTS AGENT


                                     ATTEST



    By: /s/ Dennis V. Moccia         By:  /s/ Jeff Seiders
        ---------------------------       --------------------------
    Name: Dennis V. Moccia           Name: Jeff Seiders
    Title: Manager, Contract         Title: Relationship Manager
           Administration

                                  EXHIBIT A
                        [FORM OF RIGHTS CERTIFICATE]


   CERTIFICATE NO. R- _________ RIGHTS NOT EXERCISABLE AFTER SEPTEMBER 22, 2019, SUBJECT TO EARLIER REDEMPTION OR EXPIRATION PURSUANT TO THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF ANY SUCH PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]*





























   _______________________

   * The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

           RIGHTS CERTIFICATE FIRST MID-ILLINOIS BANCSHARES, INC.


        This certifies that _________________________________, or
   registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 22, 2009 (as amended, restated, renewed or extended from time to time, the "Rights Agreement"), between First Mid-Illinois Bancshares, Inc., a Delaware corporation (the "Company"), and Computershare Trust Company, N.A., a national banking association (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (Mattoon, Illinois time) on September 22, 2019 at the office or offices of the Rights Agent, or its successors as Rights Agent, designated for such purpose, one fully paid, non-assessable share of common stock, par value $4.00 per share, of the Company (the "Common Stock"), at a purchase price of $75.00 per share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly completed and executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of September 22, 2009, based on the Common Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Common Stock will be issued. As more fully set forth in the Rights Agreement, from and after the first occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement) , if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of such Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee prior to or concurrently with such Acquiring Person becoming such, such Rights shall become null and void without any further action, and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

        As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

        This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights

   Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent .

        This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised .

        Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right at any time prior to the earlier of (i) the close of business on the twentieth day following the Stock Acquisition Date, and (ii) the Final Expiration Date. For 180 days following a change in control of the Board of Directors of the Company that has not been approved by the Board of Directors, which change in control occurs after an announcement (which has not been withdrawn or abandoned) of an unsolicited third party acquisition or business combination proposal or of a third party's intent or proposal otherwise to become an Acquiring Person, the new directors are entitled to redeem the rights (assuming the rights would have otherwise been redeemable), including to facilitate an acquisition or business combination transaction involving the Company, but only (1) if they have followed certain prescribed procedures or
   (2) if such procedures are not followed, and if their decision regarding redemption and any acquisition or business combination is challenged as a breach of fiduciary duty of care or loyalty, the directors (solely for purposes of the effectiveness of the redemption decision) are able to establish the entire fairness of the redemption or transaction. In addition, under certain circumstances following the Stock Acquisition Date, the Rights may be exchanged, in whole or in part, for shares of the Common Stock, or shares of preferred stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

        If the Company so determines, no fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof, a cash payment will be made, as provided in the Rights Agreement. The Company, at its election, may require that a number of Rights be exercised so that only whole shares of Common Stock would be issued.

        No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.


        This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

        WITNESS the facsimile signature of the proper officers of the Company.

   Dated as of _________________________,______



   FIRST MID-ILLINOIS BANCSHARES, INC.


                                     ATTEST



    By: ___________________________  By: ________________________
    Name: William S. Rowland         Name:
    Title: President and Chief       Title:
           Executive Officer




   Countersigned:

   COMPUTERSHARE TRUST COMPANY, N.A.,
   as Rights Agent





   By:_________________________________________
   Authorized Signature


                [FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE]



   FORM OF ASSIGNMENT (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)



   FOR VALUE RECEIVED ________________________________ hereby sells, assigns and transfers unto
   ________________________________________________________________
                  (Please print name and address of transferee)


   __________________________________________________________________
   this Rights Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint __________________________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.



   Dated: _______________________________,  ______



   ____________________________________
   Signature


   Signature Medallion Guaranteed:



   _____________________________________


                                 CERTIFICATE

        The undersigned hereby certifies by checking the appropriate boxes that: (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);
   (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.



   Dated: _________________,  _____





   _________________________________
   Signature



   Signature Medallion Guaranteed:




   _________________________________


                                   NOTICE


   The signature(s) to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights
   Certificate in every particular, without alteration or enlargement or any change whatsoever.

                        FORM OF ELECTION TO PURCHASE

     (To be executed if holder desires to exercise Rights represented by the Rights Certificate.)

   To FIRST MID-ILLINOIS BANCSHARES, INC.:

        The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable or such other assets which may be deliverable upon the exercise of the Rights) and requests that certificates for any such shares or securities be issued in the name of and delivered to:



   ______________________________________________________________________
   (Please print name and address)

   Please   insert   social  security   or   other   identifying  number:
   __________________________




        If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:



   ______________________________________________________________________
   (Please print name and address)

   Please   insert   social   security  or   other   identifying  number:
   __________________________



   Dated: _______________________________,  ______



   ________________________________________
   Signature

   Signature Medallion Guaranteed:



   ________________________________________


                                CERTIFICATE


        The undersigned hereby certifies by checking the appropriate boxes that:


        (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

        (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


   Dated: _________________,  _____





   ______________________________________
   Signature



   Signature Medallion Guaranteed:



   ______________________________________

                                   NOTICE


        The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever .


                                  EXHIBIT B

                     FIRST MID-ILLINOIS BANCSHARES, INC.
                 SUMMARY OF RIGHTS TO PURCHASE COMMON STOCK

        On September 22, 2009, the Board of Directors (the "Board") of First Mid-Illinois Bancshares, Inc. (the "Corporation") declared a dividend distribution of one right (each a "Right") for each outstanding share of the common stock, par value $4.00 per share, of the Corporation ("Common Stock") to stockholders of record at the close of business on October 16, 2009 (the "Record Date"). Each Right will entitle the registered holder to purchase from the Corporation one share of Common Stock at an exercise price of $75.00, subject to adjustment (as adjusted from time to time, the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement, dated as of September 22, 2009 (the "Rights Agreement"), between the Corporation and Computershare Trust Company, N.A., a national banking association, as Rights Agent. The Corporation previously entered into that certain Rights Agreement, dated as of September 21, 1999, between the Corporation and Harris Trust and Savings Bank, an Illinois corporation, as Rights Agent, which expired by its terms at the close of business on September 21, 2009.

        Initially following the Record Date, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate Rights Certificates (as defined in the Rights Agreement) will be distributed.

        Unless previously redeemed by the Board in accordance with the Rights Agreement, the Rights will separate from the Common Stock and a "Distribution Date" will occur upon the earlier of (i) 20 days following the Stock Acquisition Date (as defined below) or (ii) 20 days (or such later date as the Board shall determine, provided that no deferral of such date may be made by the Board at any time during the Special Period (as defined below)) after the date a tender or exchange offer that would result in a person or group beneficially owning 15 % or more of the outstanding shares of Common Stock is first published, sent or given to the Corporation's stockholders. The "Special Period" is defined as the 180-day period following the effectiveness of any election of directors, which election occurs after a public announcement (and prior to the withdrawal or abandonment of such announcement) by a third party of an intent or proposal to engage (without the current and continuing concurrence of the Board) in a transaction involving an acquisition of or business combination with the Corporation or otherwise to become an Acquiring Person (as defined below), and which election results in a majority of the Board being comprised of persons who were not nominated by the Board in office immediately prior to such election.




        The "Stock Acquisition Date" is defined as the earlier of (x) the first date of public announcement by the Corporation that any person or group (other than certain exempt persons or groups) has acquired, or obtained the right to acquire, beneficial ownership of 15 % or more of the shares of Common Stock then outstanding or (y) the date that any Person (as defined in the Rights Agreement) enters into an agreement or arrangement with the Corporation or any of its Subsidiaries (as defined in the Rights Agreement) providing for an Acquisition Transaction (as defined below) (any person described in clause (x) or clause (y) above is referred to as an "Acquiring Person"). None of Margaret Lumpkin Keon, Mary Lumpkin Sparks and Richard Anthony Lumpkin, or any of their respective spouses or descendants, or certain related trusts or other entities (or a group comprised solely of such persons) will be deemed to be an Acquiring Person as long as all such persons beneficially own less than 40.1% of the outstanding shares of Common Stock. An "Acquisition Transaction" is defined as (a) a merger, consolidation or similar transaction as a result of which stockholders of the Corporation will own less than 60% of the outstanding shares of Common Stock or the common stock of a publicly traded entity which controls the Corporation or into which the Corporation has been merged or otherwise combined
   (based solely on the shares of Common Stock received by such stockholders, in their capacity as stockholders of the Corporation, pursuant to such transactions), (b) a purchase or other acquisition of all or a substantial portion of the assets of the Corporation and its subsidiaries, or (c) a purchase or other acquisition of securities representing 15% or more of the shares of Common Stock then outstanding.

        Following the Record Date and until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and
   (iii) the surrender for transfer of any certificate for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. The Rights will not be exercisable until the Distribution Date and will expire at the close of business on September 22, 2019, unless earlier redeemed by the Corporation as described below. As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

        In the event (a "Flip-in Event") that any person, at any time after the date of the Rights Agreement, becomes an Acquiring Person,


   each holder of a Right thereafter will have the right to receive, upon exercise thereof, Common Stock (or, in certain circumstances, cash, property or other securities of the Corporation) having a value equal to two times the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a Flip-in Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person, any of its associates or affiliates, and certain of its transferees, will be null and void. Moreover, the Rights will not be exercisable following the first occurrence of a Flip-in Event until such time as the Rights are no longer redeemable by the Corporation as described below.

        In the event that, at any time following the Stock Acquisition Date, (i) the Corporation is acquired in a merger or other business combination transaction or (ii) 50% or more of the Corporation's assets or earning power is sold or transferred (each, a "Flip-over Event"), each holder of a Right (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise thereof, common stock or other securities of the acquiring company having a value equal to two times the Purchase Price. The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time in accordance with customary antidilution provisions. With certain exceptions, no adjustment to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares will be issued. Instead, a cash payment will be made in lieu of fractional shares based on the market price of the Common Stock on the most recent trading day during which a trade occurred prior to the date of exercise.

        At any time after the Rights become exercisable for Common Stock, the Board may exchange the unexercised Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or of a share of a class or series of the Corporation's stock having equivalent rights, preferences and privileges), per Right (subject to adjustment). Notwithstanding the foregoing, no such exchange of the Rights may be authorized by the Board during the Special Period or at any time when the Rights are not redeemable. The Board is empowered to redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price") at any time before the earlier of (i) the close of business on the 20th day following the Stock Acquisition Date or (ii) the final expiration date of the Rights. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.


        Notwithstanding the foregoing, in the event that after a public announcement (and prior to the withdrawal or abandonment of such announcement) by a third party of an intent or proposal to engage (without the current and continuing concurrence of the Board) in a transaction involving an acquisition of or business combination with the Corporation or otherwise to become an Acquiring Person, there is an election of directors (whether at one or more stockholder meetings and/or pursuant to written stockholder consents) resulting in a majority of the Board being comprised of persons who were not nominated by the Board in office immediately prior to such election, then following the Special Period, the Rights, if otherwise then redeemable, will only be redeemable by the Board either (1) if the Board has followed certain prescribed procedures or (2) in any other case, provided that, if in any such other case the Board's decision regarding redemption and any acquisition or business combination is challenged as a breach of fiduciary duty of care or loyalty, the directors can establish the entire fairness of such decision without the benefit of any business judgment rule or other presumption. The procedures required under clause (1) include: (a) the retention of an independent financial advisor, and the receipt by the Board of (i) the views of such advisor regarding whether redemption of the Rights will serve the best interests of the Corporation and its stockholders, or
   (ii) such advisor's statement that it is unable to express such a view, setting forth the reason therefor; and (b) with respect to any pending acquisition or business combination proposal (i) the implementation by the Board, with the advice of its independent financial advisor, of a process and procedures which the Board and such advisor conclude would be most likely to result in the best value reasonably available to stockholders, (ii) receipt of a fairness opinion from such advisor, and the Board determining, and such advisor confirming, that it has no reason to believe that a superior transaction is reasonably available, and (iii) execution of a definitive transaction agreement.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Corporation, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) or for common stock of an acquiring company as set forth above.

        The Rights Agreement may be amended by the Board without the approval of any holders of Rights (a) prior to the Distribution Date, in any manner and (b) after the Distribution Date, in order to (i) cure any ambiguity, (ii) correct or supplement provisions which may be defective or inconsistent, (iii) make changes which do not adversely affect the interests of holders of Rights (other than those held by an Acquiring Person or certain related persons) or (iv) shorten or lengthen any time period under the Rights Agreement (including the time period governing redemption), provided that no supplement or amendment to the Rights Agreement may be made during the Special Period or at any time when the Rights are nonredeemable other than supplements or amendments of the type contemplated by clause (i) or
   (ii) above. The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Corporation unless the acquisition is conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination properly approved by the Board.

        A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available to all Rights holders free of charge from the Corporation. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which is hereby incorporated by this reference.

                       * * * * * * * * * * * * * * *